Exhibit 4.24

Warrant Instrument
issued by
Diginex Limited

Dated: XX July, 2026

THIS WARRANT INSTRUMENT AND THE ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT INSTRUMENT (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

WARRANT TO PURCHASE

ORDINARY SHARES

OF

DIGINEX LIMITED

This INSTRUMENT is executed as a deed on [●], 2026 (the “Instrument”) by:

DIGINEX LIMITED, an exempted company incorporated under the laws of the Cayman Islands with company number 406606 whose registered office is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the “Company”).

BACKGROUND

The Company wishes to grant the Investor (as defined below) the Warrants (as defined below) to subscribe for Ordinary Shares (as defined below) on the terms set out in this Instrument, pursuant to the Securities Purchase Agreement, dated [●], 2026 (the “Purchase Agreement”).

This Instrument witnesses as follows:

1.	Definitions and Interpretation

1.1	The definitions and rules of interpretation set out in this clause apply to this Instrument:

“Affiliate”	means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person;

“Articles”	the articles of association of the Company in force from time to time;

“Auditors”	the auditors of the Company from time to time;

“Business Day”	means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close;

“Certificate”	in relation to a Warrant, a certificate in the form, or substantially in the form, set out in Schedule 1;

“Directors”	the directors of the Company from time to time;

“Investor”	The person or entity entered into in Schedule 3 of this Instrument.

“Issue Date”	[●], 2026

“Law”	the Companies Act (As Revised) of the Cayman Islands;

“Notice of Exercise”	in relation to a Warrant, the duly completed notice of exercise as contained in the Certificate for such Warrant;

“Ordinary Shares”	ordinary shares of US$0.0004 par value each of the Company conferring voting rights to the registered holders thereof;

“Person”	means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization;

“Register”	the register of holders of Warrants to be maintained in accordance with clause 9;

“Share Register”	the register of members of the Company;

“Exercise Price”	means price per Ordinary Share as detailed in Schedule 1, and as may be amended by the provisions of this Instrument;

“Warrantholder(s)”	the person(s) in whose name a Warrant is registered in the Register from time to time; and

“Warrants”	the warrants to subscribe to Ordinary Shares constituted by this Instrument (and each a “Warrant”).

1.2	In this Instrument, headings are for convenience only and shall not affect its interpretation.

1.3	References to clauses, paragraphs and Schedules are to be construed as references to the clauses of, Schedules to and paragraphs of Schedules to this Instrument.

1.4	References to any agreement, deed or document (including, without limitation, this Instrument) shall include any amendment or supplement to, or amendment and restatement, replacement or novation of, such agreement, deed or document, but disregarding any amendment, supplement, amendment and restatement, replacement or novation made in breach of this Instrument.

1.5	Words denoting the singular number shall include the plural and vice versa.

1.6	References to persons shall include individuals, corporations (where incorporated), unincorporated associations (including partnerships), trusts, any form of governmental body, agency or authority and any other organisation of any nature.

1.7	References to any statute or statutory provision shall include references to such statute or statutory provision as in force at the date of this Instrument and as subsequently re-enacted, amended or consolidated.

1.8	The Schedules form part of this Instrument and shall be construed and shall have the same full force and effect as if expressly set out in the body of this Instrument.

2.	Constitution and form of warrants and certificates

2.1	The Company hereby creates and constitutes Warrants on the terms and subject to the conditions of this Instrument.

2.2	Contemporaneously with the sale of the Ordinary Shares pursuant to the Purchase Agreement, the Company shall grant such number of Warrants to the Investor as set out against their respective name(s) in Schedule 3.

2.3	The Warrants shall be in registered form.

2.4	The Warrants shall be freely transferable by Warrantholders, subject to the provisions of Schedule 2. Notwithstanding anything to the contrary herein, the Warrants (and any Ordinary Shares issued upon exercise thereof) may not be transferred, assigned, pledged, or otherwise disposed of for a period of six (6) months commencing on the Issue Date.

2.5	The Warrants are issued subject to the memorandum of association of the Company, the Articles and otherwise on the terms of this Instrument which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.6	This Instrument shall take effect from the date hereof and shall terminate on or prior to 5:00 p.m. (New York City time), the date that is five (5) years after the Issue Date.

3.	Exercise of warrants

3.1	The Warrants shall be exercisable by Warrantholders at any time during the period commencing on the Issue Date of the Warrants and expiring five (5) years after the Issue Date (“Maturity Date”) without any further condition.

3.2	A Warrantholder shall be entitled to exercise all or any part of its holding of Warrants and, if a Warrantholder exercises part only of its holding of Warrants, the Warrantholder shall be entitled to exercise the balance of its holding of Warrants on any one or more occasions and in any one or more parts as the Warrantholder determines in its discretion PROVIDED THAT any exercise of Warrants shall be a minimum of 10 Warrants or more.

3.3	In order to exercise the whole or any part of its holding of Warrants, the Warrantholder must deliver to the Company a Notice of Exercise together with the remittance in cleared funds, within 10 Business Days, of an amount equal to the Exercise Price multiplied by the number of Ordinary Shares to be allotted and issued to the Warrantholder as a result of the exercise of the Warrants which are being exercised.

3.4	Once delivered to the Company in accordance with clause 3.3, a Notice of Exercise shall (save with the consent of the Company) be irrevocable.

3.5	The issue of Ordinary Shares pursuant to the exercise of Warrants shall be made (i) by way of crediting such aggregate number of Ordinary Shares to the Warrantholder’s electronic stock account, provided that a stock account with the details provided by the Warrantholder has been opened and remains open, or (ii) via paper certificate.

3.6	The Company shall ensure the continuity and validity of the Warrants (or otherwise make available to the Warrantholders a suitable alternative means of subscribing for the Ordinary Shares at no detriment to the terms of their relevant Warrant) until the Maturity Date.

3.7	If only part of a Warrantholder’s holding of Warrants is exercised, a Certificate for the outstanding balance of Warrants that have not been exercised shall be despatched to the Warrantholder referred to in the relevant Notice of Exercise by no later than five (5) Business Days after such Notice of Exercise was delivered to the Company in accordance with clause 3.3.

3.8	Ordinary Shares allotted pursuant to the exercise of Warrants shall be entitled to all dividends and distributions paid on any date or by reference to any date on or after the date on which the Notice of Exercise was delivered to the Company in accordance with clause 3.3 and shall otherwise rank pari passu in all respects from the date of their allotment with the Ordinary Shares of the Company then in issue.

3.9	Warrants shall be deemed to be exercised on the day upon which the Warrantholder gives to the Company a Notice of Exercise in accordance with clause 12.

4.	Adjustment of subscription rights

4.1	Upon the occurrence of a sub-division or consolidation of the shares of the Company (each an “Adjustment Event”) after the date on which any Warrants are granted, the number of Ordinary Shares which are the subject of the Warrants and the Exercise Price payable on the exercise of Warrants shall be adjusted either in such manner as the Company and the Warrantholders agree in writing is appropriate or, failing agreement, in such manner as the Auditors shall certify is appropriate.

4.2	For the purposes of this clause 4, an adjustment to the Warrants and the Exercise Price shall be “appropriate” if, as a consequence of the adjustment, Warrantholders enjoy the same economic effect on the exercise of their Warrants as if the relevant Adjustment Event had not occurred or arisen. The Company and the Warrantholders shall endeavour to agree any adjustment pursuant to this clause 4 within ten (10) Business Days of the Adjustment Event, failing which the adjustment shall be certified by the Auditors and the Company shall give notice of the adjustment (as certified by the Auditors) to the Warrantholders within thirty (30) Business Days of the relevant Adjustment Event together with a new Certificate in respect of any additional Warrants to which Warrantholders are entitled in consequence of such adjustment. Any such additional Warrants shall confer the same rights and restrictions as are attached to the Warrants which are in issue at the date of the Adjustment Event (subject to any adjustment to the Price which is made pursuant to this clause 4).

4.3	No exercise of Warrants shall result in the issue of a fraction of an Ordinary Share. Any fractional entitlements to Ordinary Shares arising as a result of an adjustment in accordance with this clause 4 shall be rounded down to the nearest whole Ordinary Share.

5.	REGISTRATION RIGHTS

The Company represents, warrants and agrees that, with respect to the Ordinary Shares issuable upon exercise of the Warrants, it will, at such time as it determines to be appropriate, use its commercially reasonable efforts to prepare and file with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, covering the resale of such Ordinary Shares, and will use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable.

6.	WINDING UP OF THE COMPANY

6.1	If, at any time when any Warrants are exercisable, an order is made or an effective resolution is passed for the winding up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected then:

(a)	if such winding up or dissolution is for the purpose of a reconstruction or amalgamation pursuant to a scheme of arrangement to which the Warrantholders have consented in writing, the terms of such scheme of arrangement will be binding on the Warrantholder; or

(b)	in any other case, the Company shall forthwith notify the Warrantholder stating that such an order has been made or resolution has been passed or other dissolution is to be effected and the Warrantholder shall be entitled at any time within one month after the date such notice is published to elect by notice in writing to the Company to be treated as if it had, immediately before the date of the making of the order or passing of the resolution or other dissolution, exercised all of its Warrants and it shall be entitled to receive out of the assets which would otherwise be available in the liquidation to the holders of Ordinary Shares, such a sum, if any, as it would have received had it been the holder of and paid for the Ordinary Shares to which it would have become entitled by virtue of such exercise, after deducting from such sum an amount equal to the amount which would have been payable by it in respect of such Ordinary Shares if it had exercised all his Warrants, but nothing contained in this Clause shall have the effect of requiring the Warrantholder to make any actual payment to the Company.

6.2	Subject to compliance with Clause 6.1, the Warrants shall lapse on the liquidation or winding up of the Company.

7.	Undertakings

Unless otherwise authorised in writing by the Warrantholder:

7.1	the Company shall have on the date of grant of the Warrants and shall maintain all necessary authorisations pursuant to the Law to enable it to lawfully and fully perform its obligations under this Instrument to allot and issue Ordinary Shares upon the exercise of all Warrants issued and remaining exercisable from time to time;

7.2	if at any time an offer is made to all holders of Ordinary Shares (or all such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire the whole or any part of the Ordinary Share capital of the Company, the Company will as soon as possible give notice of such offer to the Warrantholders and use its best endeavours to procure that a full and adequate opportunity is given to the Warrantholders to exercise the Warrants and source funding for such exercise, and that a like offer, being one pari passu with the best terms offered to holders of Ordinary Shares, is extended in respect of any Ordinary Shares issued upon exercise of the Warrants; the publication of a scheme of arrangement providing for the acquisition by any person of the whole or any part of the Ordinary Share capital of the Company shall be deemed to be the making of an offer for the purposes of this clause 7.2 and references herein to such an offer shall be read and construed accordingly; and

7.3	if at any time an offer or invitation is made by the Company to the holders of Ordinary Shares for the purchase by the Company of any of the Ordinary Shares, the Company shall simultaneously give notice thereof to the Warrantholders who shall be entitled at any time while such offer or invitation is open for acceptance, to exercise their Warrants on the terms (subject to any adjustments pursuant to clause 4 above) on which the same could have been exercised if they had been exercisable and had been exercised on the day immediately preceding the record date for such offer or invitation.

8.	Modification of rights

All or any of the rights for the time being attached to the Warrants may from time to time (whether or not the Company is being wound up) be altered or abrogated with the approval of the Company and with the prior written consent of the Warrantholders.

9.	Register

9.1	The Company shall maintain a Register setting out the number of Warrants in issue from time to time and the persons entitled to them.

9.2	The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by law). The Company shall not (except as stated above) be bound to recognise any other claim or interest in any Warrant.

9.3	There shall be entered in the Register the following:

(a)	the names, addresses, phone and email address of the holder(s) for the time being of the Warrants (provided that the Company shall not be obliged to register more than four joint-holders in respect of any Warrant);

(b)	the amount of the Warrants held by every registered holder and the Exercise Price; and

(c)	the date at which the name of every such registered holder is entered in respect of the Warrants standing in his name.

9.4	Any change of name or address or phone number of email address on the part of any Warrantholder shall forthwith be notified to the Company in accordance with clause 12 and the Company shall cause the Register to be altered accordingly. The Warrantholder, and any person authorised by any such holder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

10.	Replacement of certificates

If a Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced at the registered office of the Company for the time and on such terms as to evidence and indemnity as the Company may reasonably require. Mutilated, defaced or expired from partial exercise Certificates must be surrendered before replacements will be issued.

11.	Purchase

11.1	The Company may at any time purchase Warrants either by tender (available to all Warrantholders alike or by private treaty, in each case), at any price that is accepted and/or agreed by Warrantholders.

11.2	All Warrants purchased pursuant to clause 11.1 shall be cancelled forthwith and may not be reissued or sold.

12.	Notices

12.1	Any notice, consent, request, approval or other communication (a “Notice”) to be given or made under this Instrument shall be in writing or email and signed by or on behalf of the person giving it and shall be irrevocable without the written consent of the person or persons on whom it is served.

12.2	Any Notice may only be served:

(a)	personally by giving it either to an individual or to any director or the secretary of any company which is the person to be served; or

(b)	by email to:

Company: paul.ewing@diginex.com

(c)	by leaving it at, or sending it by pre-paid first class post (or by pre-paid first class airmail if from one country to another country) to the registered office of the Company for the time being (if the Company is to be served) and to the relevant address contained in the Register (if a Warrantholder is to be served).

12.3	A Notice shall be deemed to be served as follows:

(a)	in the case of personal service, at the time of such service;

(b)	in the case of leaving the Notice at the relevant address, at the time of leaving it there;

(c)	in the case of email, at the time of delivery;

(d)	in the case of service by post, on the second Business Day (or the fourth Business Day if sent by airmail) following the day on which it was posted and in proving such service it shall be sufficient to prove that the Notice was properly addressed, stamped and posted.

12.4	In the case of joint registered holders of any Warrants, a notice given to the Warrantholder whose name stands first in the Register in respect of such Warrants shall be sufficient notice to all joint holders.

12.5	In the case of a notice or communication to the Company, it shall be marked for the attention of the Directors.

13.	MISCELLANEOUS

13.1	Except as otherwise set forth in this Warrant Instrument, the Warrantholder, solely in such Person’s capacity as a holder of this Warrant Instrument, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Instrument be construed to confer upon the holder, solely in such Person’s capacity as the holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Warrantholder the Ordinary Shares which such Person is then entitled to receive upon the due exercise of this Warrant Instrument In addition, nothing contained in this Warrant Instrument shall be construed as imposing any liabilities on the Warrantholder to purchase any Securities (upon exercise of this Warrant Instrument or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

13.2	Subject to compliance with applicable securities laws, this Warrant Instrument may be assigned by the Warrantholder. This Warrant Instrument may not be assigned by the Company without the written consent of the Warrantholder, except to a successor in interest. This Warrant Instrument shall be binding on and inure to the benefit of the Company and the Warrantholder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant Instrument shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or cause of action under this Warrant Instrument. This Warrant may be amended only in writing signed by the Company and the Warrantholder, or their successors and assigns.

14.	Auditors

Any determination made by the Auditors pursuant to the provisions of this Instrument shall be made by them as experts and not as arbitrators and any such determination or adjustment made by them shall (in the absence of manifest error) be final and binding upon the Company and the Warrantholders.

15.	Governing law

ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, TO THE EXTENT PERMITTED BY LAW INCLUDING, WITHOUT LIMITATION, ANY IMMUNITY PURSUANT TO THE UNITED STATES FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976, AS AMENDED, FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

IN WITNESS whereof this Instrument has been duly executed as a deed by the Company the day and year first above written.

SCHEDULE 1

Form of Certificate

Certificate No. [●]

DIGINEX LIMITED

(Incorporated in the Cayman Islands with registration number 406606)

WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

THIS IS TO CERTIFY that the Warrantholder named below is the registered holder of the right to subscribe in cash for Ordinary Shares at a price per Ordinary Share equal to the Exercise Price subject to the memorandum and articles of association of the Company and otherwise on the terms and conditions set out in the Instrument dated [●], 2026. Words and expressions used in this Certificate and Notice of Exercise shall have the same meanings as in the Instrument.

Name(s) of holder: [●]

Number of Ordinary Shares (if exercised in full): [_____]

Exercise Price: USD1.00

The registered holder is entitled in respect of every 1 (one) Warrant held to subscribe for 1 (one) Ordinary Share in Diginex Limited.

IN WITNESS of which this certificate is executed as a Deed on [●], 2026

EXECUTED and DELIVERED as a DEED by	)

DIGINEX LIMITED	)

acting by ___________________	)	Director

and __________________, who, in accordance	)

with the laws of the Cayman Islands, are acting	)

under the authority of the Company	)	Director

SCHEDULE TO THE CERTIFICATE

NOTICE OF EXERCISE

To:

The Board of Directors
Diginex Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

We hereby exercise our subscription rights conferred by [ ] [INSERT NUMBER OF WARRANTS WHICH ARE TO BE EXERCISED (IN AMOUNTS OF 10 OR MORE)] Warrants held by us entitling us to subscribe for [ ] [INSERT AGGREGATE NUMBER OF ORDINARY SHARES TO BE SUBSCRIBED AS A CONSEQUENCE OF EXERCISE OF WARRANTS] Ordinary Shares. On the basis that the price payable per Ordinary Share for which we are subscribing by the exercise of such Warrants, the aggregate price payable on the exercise of such Warrants is [ ] [INSERT AGGREGATE PRICE PAYABLE ON EXERCISE OF WARRANTS].

Signed

Full Name

Address

Date

We hereby direct you to allot the Ordinary Shares to be issued pursuant hereto to us and authorise and request the entry of our name(s) in the Share Register.

We agree that the said Ordinary Shares are allotted and issued subject to the memorandum and articles of association of the Company.

Signed

Full Name

Address

Date

SCHEDULE 2

Transfer of Warrants

Subject to compliance with any applicable securities laws, the Warrants are transferable only in accordance with clause 2.4 and, subject thereto, with the following provisions:

1.	Warrants shall be transferable by instrument in writing in the usual common form (or in such other form as the directors of the Company may approve). A Warrantholder’s holding of Warrants may be transferred in whole or in part in accordance with this Schedule 2.

2.	Every instrument of transfer must be duly signed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of the Warrants to be transferred until the transferee’s name is entered in the Register.

3.	Every instrument of transfer must be delivered to the Company at its registered office for the time being for registration by the Company accompanied by the Certificate(s) for the Warrants to be transferred. All instruments of transfer which are registered shall be retained by the Company. No transfer shall be registered of Warrants in respect of which a Notice of Exercise has been given.

4.	No fee shall be charged for the registration of any transfer of Warrants or for making any entry in the Register.

5.	Upon delivery to the Company of an instrument of transfer in accordance with Paragraph 3 above, the Company shall without delay register in the Register both the transfer and the transferee as the holder of the relevant Warrants and shall send (without charge) to:

(a)	the transferee a Certificate in respect of the Warrants transferred to it; and

(b)	if the transferor has transferred part only of his holding of Warrants, to the transferor a new Certificate in respect of the balance of its holding of Warrants which it has not transferred.

6.	This Warrant Instrument and the Ordinary Shares issuable upon the exercise of this Warrant Instrument have not been registered under the Securities Act, or the securities laws of any state of the United States. The Securities have been acquired for investment and may not be sold, transferred or assigned unless (i) such Securities have been registered for sale pursuant to the Securities Act, (ii) such Securities may be sold pursuant to rule 144, (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act, or (iv) the Securities are transferred without consideration to an Affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).

SCHEDULE 3

Initial Warrantholder

Name and address of Initial Warrantholder	Number of Warrants
[●]	[_____]

EXECUTED and DELIVERED as a DEED by	)

DIGINEX LIMITED	)

acting by __________________________	)	Director

and __________________, who, in accordance	)

with the laws of the Cayman Islands, are acting	)

under the authority of the Company	)	Director